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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  MAY 4, 1995
                                                   -----------


                               W. R. GRACE & CO.
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     New York                     1-3720                         13-3461988
- ---------------           --------------------              --------------------
(State or other            (Commission File                 (IRS Employer
jurisdiction of                    Number)                  Identification No.)
 incorporation)




ONE TOWN CENTER ROAD, BOCA RATON, FLORIDA         33486-1010
- ------------------------------------------------------------
(Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: 407/362-2000
                                                   ------------
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Item 5. OTHER EVENTS.


On May 4, 1995, W. R. Grace & Co. ("Company") announced that it had received a proposal, subject to financing, from Dr. Constantine L. Hampers, Chairman of the Board and Chief Executive Officer of National Medical Care, Inc. ("NMC"), a subsidiary of the Company, to purchase NMC from the Company for a price of $3.5 billion, of which $3.0 billion would be in cash. The Company's announcement stated that the proposal would be considered by the Company's Board of Directors in due course.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                                 W. R. GRACE & CO.
                                          ------------------------------
                                                   (Registrant)



                                        By         /s/Robert B. Lamm
                                           ---------------------------------
                                                   Robert B. Lamm
                                             Vice President and Secretary

Dated: May 8, 1995